                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

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
                              GIVE THE
FOR THIS TYPE OF              SOCIAL SECURITY
ACCOUNT:                      NUMBER OF --
----------------------------  -------------------------

 1.  An individual's account  The individual

 2.  Two or more individuals  The actual owner of the
     (joint account)          account or, if combined
                              funds, any one of the
                              individuals (1)

 3.  Husband and wife         The actual owner of the
     (joint account)          account or, if joint
                              funds, either person (1)

 4.  Custodian account of a   The minor (2)
     minor (Uniform Gift to
     Minors Act)

 5.  Adult and minor          The adult or, if the
     (joint account)          minor is the only
                              contributor, the
                              minor (1)

 6.  Account in the name of   The ward, minor or
     guardian or committee    incompetent person (3)
     for a designated ward,
     minor or incompetent
     person

 7.  a. The usual revocable   The grantor-trustee (1)
        savings trust
        account (grantor is
        also trustee)

     b. So-called trust       The actual owner (1)
        account that is not
        a legal or valid
        trust under state
        law

 8.  Sole proprietorship      The owner (4)
     account

                               GIVE THE
                               EMPLOYER
FOR THIS TYPE OF               IDENTIFICATION
ACCOUNT:                       NUMBER OF --
-----------------------------  -------------------------
 . 9  A valid trust, estate or  Legal entity (Do not
     pension trust             furnish the identifying
                               number of the personal
                               representative or trustee
                               unless the legal entity
                               itself is not designated
                               in the account
                               title) (5)

10.  Corporate account         The corporation

11.  Religious, charitable,    The organization
     educational or other
     tax-exempt organization
     account

12. Partnership account held The partnership in the name of the business

13.  Association, club, or     The organization
     other tax-exempt
     organization

14.  A broker or registered    The broker or nominee
     nominee

15.  Account with the          The public entity
     Department of
     Agriculture in the name
     of a public entity (such
     as a state or local
     government, school
     district or prison) that
     receives agriculture
     program payments

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------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or do not know your number, obtain Form SS-5 Application for a Social Security Card or Form SS-4 Application for Employer Identification Number at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    (1) A corporation.

    (2) A financial institution.

    (3) An organization exempt from tax under Section 501(a) of the Code, or an individual retirement plan.

    (4) The United States or any of its agencies or instrumentalities.

    (5) A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

    (6) A foreign government or any of its political subdivisions, agencies or instrumentalities.

    (7) An international organization or any of its agencies or instrumentalities.

    (8) A foreign central bank of issue.

    (9) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    (10) A real estate investment trust.

    (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

    (12) A common trust fund operated by a bank under Section 584(a).

    (13) An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1).

Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

- Payments to nonresident aliens subject to withholding under Section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments of interest generally not subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals.

NOTE: YOU MAY BE SUBJECT TO BACKUP WITHHOLDING IF THIS INTEREST IS $600 OR MORE AND IS PAID IN THE COURSE OF THE PAYER'S TRADE OR BUSINESS AND YOU HAVE NOT PROVIDED YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER TO THE PAYER.

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

- Payments described in Section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under Section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a requestor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsify certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividends, interest or other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.